Exhibit 10.2
     Pledge and Security Agreement, dated as of July 3, 2006, by and among Atlas Concrete Inc., an Alberta, Canada corporation (“Atlas”), Wild Rose Holdings Ltd., a Jersey corporation (“Wild Rose”), and Alberta Investments Inc., a Texas corporation ( “Alberta” and, together with Atlas and Wild Rose, the “Pledgors”), in favor of U.S. Concrete, Inc., a Delaware corporation (the “Lender”).
Witnesseth:
     Whereas, pursuant to Section 7.14 of the Stock Purchase Agreement (the “Stock Purchase Agreement”) dated as of June 27, 2006 among the Lender, Alliance Haulers, Inc., a Texas corporation, Alberta, Atlas and Wild Rose, the Lender has agreed to make a loan (the “Loan”) to Atlas Investments, Inc., a Nevada corporation and a wholly owned subsidiary of Alberta (the “Borrower”), evidenced by the Borrower’s promissory note dated of even date herewith in the original principal amount of $33,000,000 payable to the order of the Lender (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Note”), upon the terms and subject to the conditions set forth therein; and
     Whereas, as contemplated by the Stock Purchase Agreement, it is a condition precedent to the obligation of the Lender to make the Loan to the Borrower under the Note that the Pledgors shall have executed and delivered this Agreement to the Lender;
     Now, therefore, in consideration of the premises and to induce the Lender to enter into the Stock Purchase Agreement and to make the Loan to Borrower as contemplated thereby, the Pledgors hereby agree with the Lender as follows:
ARTICLE I DEFINED TERMS
     Section 1.1 Definitions
     (a) Unless otherwise defined herein, terms defined in the Stock Purchase Agreement and used herein have the respective meanings given to them in the Stock Purchase Agreement.
     (b) Terms used herein without definition that are defined in the UCC have the respective meanings given to them in the UCC, including the following terms (which are capitalized herein):
     “Certificated Security”
     “General Intangible”
     “Instruments”
     “Proceeds”
     “Security”
     “Security Entitlement”
The following terms shall have the following respective meanings:
     “Agreement” means this Pledge and Security Agreement.

     “Collateral” has the meaning specified in Section 2.1 (Collateral).
     “Constituent Documents” means, with respect to any Person, (a) the articles of incorporation, certificate of incorporation, constitution or certificate of formation (or the equivalent organizational documents) of such Person, (b) the by-laws or operating agreement (or the equivalent governing documents) of such Person and (c) any document setting forth the manner of election and duties of the directors, managers or managing members (or any equivalent managers) of such Person (if any) and the designation, amount or relative rights, limitations and preferences of any class or series of such Person’s Stock.
     “Event of Default” has the meaning assigned to such term in the Note.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “LLC” means each limited liability company in which a Pledgor has an interest.
     “LLC Agreement” means each operating agreement with respect to an LLC, as such agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified from time to time.
     “Loan Documents” means the Stock Purchase Agreement, the Note, this Agreement and any other documents securing the Secured Obligations or executed in connection therewith.
     “Partnership” means each partnership in which a Pledgor has an interest.
     “Partnership Agreement” means each partnership agreement governing a Partnership, as each such agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified.
     “Pledged Certificated Stock” means all Certificated Securities and any other Stock or Stock Equivalent of a Person evidenced by a certificate, Instrument or other equivalent document, in each case owned by a Pledgor, including all Stock listed on Schedule 3 (Pledged Collateral).
     “Pledged Collateral” means, collectively, the Pledged Stock and any certificates or other Instruments representing any of the Pledged Stock and all Security Entitlements of any of the Pledgors in respect of any of the foregoing.
     “Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.
     “Pledged Uncertificated Stock” means any Stock or Stock Equivalent of any Person that is not a Pledged Certificated Stock, including all right, title and interest of any Pledgor as a limited or general partner in any Partnership or as a member of any LLC and all right, title and interest of any Pledgor in, to and under any Partnership Agreement or LLC Agreement to which it is a party.

     “Secured Obligations” means the Loan and all other amounts, obligations, covenants and duties owing by Borrower, any Pledgor or any of their affiliates (collectively, the “Loan Parties”) to the Lender, of every type and description (whether by reason of a loan or other extension of credit, guaranty, indemnification or otherwise), present or future, arising under this Agreement, or any other Loan Document, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money, including all letter of credit, cash management and other fees, interest, charges, expenses, attorneys’ fees and disbursements, and other sums chargeable to Borrower under this Agreement, or any other Loan Document and any and all obligations of any and all of the Borrower and the Pledgors under any Loan Document.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Stock” means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.
     “Stock Equivalents” means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.
     “UCC” means the Uniform Commercial Code as from time to time in effect in the State of Texas; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Lender’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Texas, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.
     Section 1.2 Certain Other Terms
     (a) In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”
     (b) The terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement.
     (c) References herein to an Annex, Schedule, Article, Section, subsection or clause refer to the appropriate Annex or Schedule to, or Article, Section, subsection or clause in this Agreement.
     (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     (e) Where the context requires, provisions relating to any Collateral, when used in relation to a Pledgor, shall refer to that Pledgor’s Collateral or any relevant part thereof.
     (f) Any reference in this Agreement to a Loan Document shall include all appendices, exhibits and schedules thereto, and, unless specifically stated otherwise all amendments, restatements, supplements or other modifications thereto, and as the same may be in effect at any time such reference becomes operative.
     (g) The term “including” means “including without limitation” except when used in the computation of time periods.
     (h) The terms “Lender,” “Pledgors,” and “Borrower” include their respective successors and permitted assigns.
     (i) References in this Agreement to any statute shall be to such statute as amended or modified and in effect from time to time.
ARTICLE II GRANT OF SECURITY INTEREST
     Section 2.1 Collateral
     For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by any Pledgor or in which a Pledgor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Collateral”:
     (a) all the Pledged Collateral;
     (b) all General Intangibles respecting the Pledged Collateral;
     (c) all Instruments respecting the Pledged Collateral;
     (d) all books and records pertaining to the other property described in this Section 2.1;
     (e) all property of any Pledgor held by the Lender, including all property of every description, in the possession or custody of or in transit to the Lender for any purpose, including safekeeping, collection or pledge, for the account of any of the Pledgors or as to which any Pledgor may have any right or power; and
     (f) to the extent not otherwise included, all Proceeds.
     Section 2.2 Grant of Security Interest in Collateral
     The Pledgors, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, hereby mortgage, pledge and hypothecate to the Lender, and grant to the Lender a lien on and security interest in, all of their respective rights, titles and interests in, to and under the Collateral.

ARTICLE III REPRESENTATIONS AND WARRANTIES
     To induce the Lender to make the Loan, each Pledgor hereby represents and warrants each of the following to the Lender:
     Section 3.1 Title; No Other Liens
     Except for the liens granted to the Lender pursuant to this Agreement, each Pledgor (a) is the record and beneficial owner of the Collateral pledged by it hereunder constituting Instruments or Certificated Securities, and (b) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien.
     Section 3.2 Perfection and Priority
     The security interest granted pursuant to this Agreement shall constitute a valid and continuing perfected first priority security interest in favor of the Lender in the Collateral upon (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions specified on Schedule 1 (Filings) (which, in the case of all filings and other documents referred to on such schedule, have been delivered to the Lender in completed and duly executed form), and (ii) the delivery to the Lender of all Collateral consisting of Instruments and Certificated Securities, in each case properly endorsed for transfer to the Lender or in blank.
     Section 3.3 Jurisdiction of Organization; Chief Executive Office
     Each Pledgor’s jurisdiction of organization, legal name, organizational identification number, if any, and the location of each Pledgor’s chief executive office or sole place of business, in each case as of the date hereof, is correctly specified on Schedule 2 (Pledgor Information) and such Schedule 2 (Pledgor Information) also correctly lists all jurisdictions of incorporation, legal names and locations of each Pledgor’s chief executive office or sole place of business for the five years preceding the date hereof. Each Pledgor is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, as set forth on Schedule 2 (Pledgor Information), and has full corporate, limited liability or partnership power and authority to execute and deliver this Agreement. No Pledgor has, within the period of 180 days prior to the date hereof, changed its name or the jurisdiction or form of its organization.
     Section 3.4 Pledges of Collateral
     (a) Each Pledgor has duly authorized the execution, delivery and performance of this Agreement and each other Loan Document to which it is a party and this Agreement and each other Loan Document to which it is a party has been duly executed and delivered by each Pledgor and constitutes the legal, valid and binding obligation of each Pledgor with respect thereto, enforceable against each Pledgor in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law). The Pledged Stock pledged hereunder by each Pledgor is listed on Schedule 3 (Pledged Collateral) and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 3 (Pledged Collateral).
     (b) All of the Pledged Stock has been duly authorized, validly issued and is fully paid and nonassessable.
     (c) All of the Pledged Stock constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).
     (d) All Pledged Collateral pledged by the Pledgors, consisting of Certificated Securities or Instruments has been delivered to the Lender in accordance with Section 4.4(a) (Pledged Collateral).
     (e) Other than Pledged Stock pledged by the Pledgors constituting General Intangibles, there is no Pledged Collateral that the Obligors have not delivered into the possession of the Lender. The execution, delivery and performance by each Pledgor of this Agreement and each other Loan Document to which it is a party do not violate any statute, rule, regulation, order or other law binding upon that Pledgor or its property or conflict with the Constituent Documents of that Pledgor or any issuer of the Collateral or any agreement or other document to which that Pledgor is a party or by which it or its property is bound.
ARTICLE IV COVENANTS
     Each Pledgor agrees with the Lender to the following, as long as any Secured Obligation remains outstanding and, in each case, unless the Lender otherwise consents in writing (for itself and its property only):
     Section 4.1 Generally
     Each Pledgor shall (a) not use or permit its Collateral to be used unlawfully or in violation of any provision of this Agreement, any other Loan Document, any related document, any requirement of applicable law or any policy of insurance covering the Collateral, (b) not enter into any agreement or undertaking restricting the right or ability of any Pledgor or the Lender to sell, assign or transfer any Collateral and (c) promptly notify the Lender of its entry into any agreement or assumption of undertaking that restricts the ability to sell, assign or transfer any Collateral.
     Section 4.2 Maintenance of Perfected Security Interest; Further Documentation
     (a) Each Pledgor shall maintain each security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 (Perfection and Priority) and Section 2.2 (Grant of Security Interest in Collateral) and shall defend such security interest and such priority against the claims and demands of all Persons.

     (b) Each Pledgor shall furnish to the Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may reasonably request, all in reasonable detail and in form and substance satisfactory to the Lender.
     (c) At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Pledgors, each Pledgor shall promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further action as the Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statement under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of deposit account control agreements and securities account control agreements.
     Section 4.3 Changes in Locations, Name, Etc.
     (a) No Pledgor shall do any of the following:
     (i) change its jurisdiction of organization or its location, in each case from that referred to in Section 3.3 (Jurisdiction of Organization; Chief Executive Office); or
     (ii) change its legal name or organizational identification number, if any, or corporation, limited liability company or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.
     (b) Each Pledgor shall keep and maintain at its own cost and expense satisfactory and complete records of its Collateral, including a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral.
     Section 4.4 Pledged Collateral
     (a) Each Pledgor shall deliver to the Lender, all certificates and Instruments representing or evidencing any of its Pledged Collateral, whether now existing or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by the Pledgor’s endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Lender, or such other documentation acceptable to the Lender. Upon the occurrence and during the continuance of an Event of Default, the Lender shall have the right, at any time in its discretion and without notice to any of the Pledgors, to irrevocably transfer to or to register in its name or in the name of its nominees any Pledged Collateral. The Lender shall have the right at any time to exchange any certificate or instrument representing or evidencing any Pledged Collateral for certificates or instruments of smaller or larger denominations.
     (b) Except as provided in Article V (Remedial Provisions) or the Stock Purchase Agreement, the Pledgors shall be entitled to receive any cash dividend paid in respect of their respective Pledged Collateral (other than liquidating or dissolution dividends), provided such dividend is declared and paid in compliance with all applicable provisions of the Stock Purchase Agreement and not in contravention of any of the provisions or the Stock Purchase Agreement. Any sums paid upon or in respect of any Pledged Collateral upon the liquidation or dissolution of any issuer of any Pledged Collateral, any distribution of capital made on or in respect of any Pledged Collateral or any property distributed upon or with respect to any Pledged Collateral pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Collateral or pursuant to the reorganization thereof shall, unless otherwise subject to a perfected security interest in favor of the Lender, be delivered to the Lender to be held by it hereunder as additional collateral security for the Secured Obligations. If any sum of money or property so paid or distributed in respect of any Pledged Collateral shall be received by any Pledgor, that Pledgor shall, until such money or property is paid or delivered to the Lender, hold such money or property in trust for the Lender, segregated from other funds of that Pledgor, as additional security for the Secured Obligations.
     (c) Except as provided in Article V (Remedial Provisions) or the Stock Purchase Agreement, each Pledgor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to its Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by any Pledgor that would impair the Collateral, result in any violation of any provision of the Stock Purchase Agreement, this Agreement or any other Loan Document. No Pledgor shall enable or permit any issuer of Pledged Collateral to issue any Stock or other equity Securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Stock or other equity Securities of any nature of any issuer of Pledged Collateral.
     (d) No Pledgor shall grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any Collateral to any Person other than the Lender.
     (e) If any Pledgor is a holder of any Stock or Stock Equivalent in any Person that is an issuer of Stock or Stock Equivalents to be pledged to the Lender under the Stock Purchase Agreement, that Pledgor consents to (i) the exercise of the rights granted to the Lender hereunder (including those described in Section 5.2 (Pledged Collateral)) or under such pledges, and (ii) the pledge by each other Pledgor, pursuant to the terms hereof or the Stock Purchase Agreement, of the Pledged Stock in such Person and to the transfer of such Pledged Stock to the Lender or its nominee and to the substitution of the Lender or its nominee as a holder of such Pledged Stock with all the rights, powers and duties of other holders of Pledged Stock of the same class and, if the Pledgor having pledged such Pledged Stock hereunder had any right, power or duty at the time of such pledge or at the time of such substitution beyond that of such other holders, with all such additional rights, powers and duties. Each Pledgor agrees to execute and deliver to the Lender such certificates, agreements and other documents as may be necessary to evidence, formalize or otherwise give effect to the consents given in this clause (e).
     (f) No Pledgor shall, without the consent of the Lender, agree to any amendment of any Constituent Document that in any way adversely affects the perfection of the security interest of the Lender in the Pledged Collateral pledged by that Pledgor hereunder, including any amendment electing to treat any membership interest or partnership interest that is part of the Pledged Collateral as a “security” under Section 8-103 of the UCC, or any election to turn any previously uncertificated Stock that is part of the Pledged Collateral into certificated Stock.
Section 4.5 Payment of Obligations
     Each Pledgor shall pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind against or with respect to the Collateral.
ARTICLE V REMEDIAL PROVISIONS
     Section 5.1 Code and Other Remedies
     During the continuance of an Event of Default, the Lender may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Lender, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon any Collateral, and may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver any Collateral (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by the UCC and other applicable law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Pledgor, which right or equity is hereby waived and released. The Lender shall apply the net proceeds of any action taken by it pursuant to this Section 5.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Lender, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Lender shall prescribe, and only after such application and after the payment by the Lender of any other amount required by any provision of law, need the Lender account for the surplus, if any, to the Pledgors. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PLEDGOR WAIVES ALL CLAIMS, DAMAGES AND DEMANDS IT MAY ACQUIRE AGAINST THE LENDER ARISING OUT OF THE EXERCISE BY THE LENDER OF ANY RIGHTS HEREUNDER EXCEPT TO THE EXTENT SUCH LIABILITY IS DETERMINED IN A FINAL, NON-APPEALABLE JUDGMENT IN A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

     Section 5.2 Pledged Collateral
     (a) During the continuance of an Event of Default, upon notice by the Lender to the Pledgors, (i) the Lender shall have the right to receive any Proceeds of the Pledged Collateral and make application thereof to the Secured Obligations in the order determined by the Lender and (ii) the Lender or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any of the Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other material change in the corporate, limited liability or partnership structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Lender may determine), all without liability except to account for property actually received by it; provided, however, that the Lender shall have no duty to any of the Pledgors to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
     (b) In order to permit the Lender to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to the Lender all such proxies, dividend payment orders and other instruments as the Lender may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, each Pledgor hereby grants to the Lender an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof), during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.
     (c) Each Pledgor hereby expressly authorizes and instructs each issuer of any Pledged Collateral pledged hereunder by that Pledgor to (i) comply with any instruction received by it from the Lender in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from that Pledgor, and each Pledgor agrees that such issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividend or other payment with respect to such Pledged Collateral directly to the Lender.
     Section 5.3 Registration Rights
     (a) Each Pledgor recognizes that the Lender may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise or may determine that a public sale is impracticable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Lender shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.
     (b) Each Pledgor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this Section 5.3 valid and binding and in compliance with all other applicable requirements of law; provided that no Pledgor shall be required by the terms of this Agreement to make any kind of filing under the Securities Act, the Exchange Act or any state securities law if the Lender, in its sole discretion, determines that a private sale is practicable and commercially reasonable. Each Pledgor further agrees that a breach of any covenant contained in this Section 5.3 will cause irreparable injury to the Lender, that the Lender has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.3 shall be specifically enforceable against that Pledgor, and each Pledgor hereby waives and agrees, to the extent permitted by law, not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.
     Section 5.4 Deficiency
     The Pledgors shall remain jointly and severally liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the reasonable fees and disbursements of any attorney employed by the Lender to collect such deficiency.
     Section 5.5 Waivers
     Each Pledgor hereby waives any and all rights that it may otherwise have (whether any such right is contractual or exists pursuant to the articles of incorporation or bylaws of any relevant entity or under applicable law) that would breach this Agreement or interfere with the exercise by the Lender of any rights or remedies granted to it pursuant to this Agreement.
ARTICLE VI THE LENDER
     Section 6.1 Lender’s Appointment as Attorney-in-Fact
     (a) Each Pledgor hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of that Pledgor and in the name of that Pledgor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Pledgor hereby gives the Lender the power and right, on behalf of that Pledgor, without notice to or assent by that Pledgor, to do any of the following:
     (i) in the name of that Pledgor or its own name, or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any account or General Intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any such moneys due under any account or General Intangible or with respect to any other Collateral whenever payable;
     (ii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repair or pay any insurance called for by the terms of this Agreement (including all or any part of the premiums therefor and the costs thereof);
     (iii) execute, in connection with any sale provided for in Section 5.1 (Code and Other Remedies) or 5.3 (Registration Rights), any endorsement, assignment or other instrument of conveyance or transfer with respect to the Collateral; or
     (iv) (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Lender or as the Lender shall direct, (B) ask or demand for, collect, and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any suit, action or proceeding brought against that Pledgor with respect to any Collateral, (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Lender may deem appropriate, and (G) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and do, at the Lender’s option and the Pledgors’ expense, at any time, or from time to time, all acts and things that the Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as that Pledgor might do.
Anything in this clause (a) to the contrary notwithstanding, the Lender agrees that it shall not exercise any right under the power of attorney provided for in this clause (a) unless an Event of Default shall be continuing.

     (b) If any Pledgor fails to perform or comply with any of its agreements contained herein, the Lender, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
     (c) The reasonable expenses of the Lender incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due principal under the Note, from the date of payment by the Lender to the date reimbursed by the Pledgors, shall be jointly and severally payable by the Pledgors to the Lender on demand.
     (d) The Pledgors hereby ratify all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
     Section 6.2 Duty of Lender
     The Lender’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Lender deals with similar property for its own account. Neither the Lender, nor any of its respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or any other Person or to take any other action whatsoever with regard to any Collateral. The powers conferred on the Lender hereunder are solely to protect the Lender’s interest in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Lender nor any of its respective officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.
     Section 6.3 Authorization of Financing Statements
     Each Pledgor authorizes the Lender and its affiliates, counsel and other representatives, at any time and from time to time, to file or record financing statements, amendments to financing statements, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Lender reasonably determines appropriate to perfect the security interests of the Lender under this Agreement. Each Pledgor hereby also authorizes the Lender and its affiliates, counsel and other representatives, at any time and from time to time, to file continuation statements with respect to previously filed financing statements. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.
     Section 6.4 Authority of Lender
     Each Pledgor acknowledges that the rights and responsibilities of the Lender under this Agreement with respect to any action taken by the Lender or the exercise or non-

exercise by the Lender of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall be conclusively presumed to be acting with full and valid authority so to act or refrain from acting, and no Pledgor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
ARTICLE VII MISCELLANEOUS
     Section 7.1 Amendments in Writing
     None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in a writing signed by the Pledgors and Lender.
     Section 7.2 Notices
     All notices, requests and demands to or upon the Lender or any Pledgor hereunder shall be effected in the manner provided for in Section 12.05 (Notices) of the Stock Purchase Agreement.
     Section 7.3 No Waiver by Course of Conduct; Cumulative Remedies
     The Lender shall not by any act (except by a written instrument pursuant to Section 7.1 (Amendments in Writing)), delay, indulgence, omission or otherwise, be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
     Section 7.4 Successors and Assigns
     This Agreement shall be binding upon the successors and assigns of each Pledgor and shall inure to the benefit of the Lender and its successors and assigns; provided, however, that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Lender. The Lender may transfer or assign this Agreement or any of its rights hereunder to any third party without the consent of any Obligor (including, without limitation, to the administrative or collateral agent for any secured credit facility entered into by the Lender prior to, on or after the date hereof, in connection with the security arrangements relating thereto), and any such transfer or assignment shall be binding on all of the Obligors, and any such assignee of the Lender shall be entitled to enforce all the rights of the Lender hereunder so transferred or assigned to such assignee.

     Section 7.5 Counterparts
     This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart.
     Section 7.6 Severability
     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     Section 7.7 Section Headings
     The Article and Section titles contained in this Agreement are, and shall be, without substantive meaning or content of any kind whatsoever and are not part of the agreement of the parties hereto.
     Section 7.8 Entire Agreement
     This Agreement together with the other Loan Documents represents the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.
     Section 7.9 Governing Law
     THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY PRINCIPLES OF CONFLICTS OF LAWS THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.
     Section 7.10 Reinstatement
     Each Pledgor further agrees that, if any payment made by any Loan Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by the Secured Party to such Loan Party, its estate, trustee, receiver or any other party, including that Pledgor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of that Pledgor in respect of the amount of such payment.
     In witness whereof, each of the undersigned has caused this Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

Pledgors: ATLAS CONCRETE INC
By:	/s/ Gerald A. Berkhold
Gerald A. Berkhold
President

WILD ROSE HOLDINGS LTD.
By:	/s/ Gerald A. Berkhold
Gerald A. Berkhold
Director

ALBERTA INVESTMENTS INC.
By:	/s/ Gerald A. Berkhold
Gerald A. Berkhold
President

Lender
U.S. Concrete, Inc.

By:	/s/ Robert D. Hardy
Robert D. Hardy
Senior Vice President and Chief Financial Officer

Each of the undersigned is an issuer of Pledged Collateral and agrees to be bound by the terms of this Agreement relating to the Pledged Collateral issued by it and shall comply with such terms insofar as such terms are applicable to it.

ALBERTA INVESTMENTS INC
By:	/s/ Gerald A. Berkhold
Gerald A. Berkhold
President

ALLIANCE HAULERS INC.
By:	/s/ Gerald A. Berkhold
Gerald A. Berkhold
Director

ATLAS INVESTMENTS INC.
By:	/s/ Gerald A. Berkhold
Gerald A. Berkhold
Director

REDI-MIX MANAGEMENT, INC.
By:	/s/ Gerald A. Berkhold
Gerald A. Berkhold
President

INGRAM ENTERPRISES MANAGEMENT, INC.
By:	/s/ Gerald A. Berkhold
Gerald A. Berkhold
President

Schedule 1
Filings

Schedule 2
Pledgor Information

	Jurisdiction of			Chief Executive	Principal Place
Legal Name	Organization	No.	Former Name	Officer	of Business
Atlas Concrete Inc.	Alberta, Canada		___	Gerald A. Berkhold	Alberta
Wild Rose Holdings Ltd.	Jersey		___	Gerald A. Berkhold	New Jersey
Alberta Investments Inc.	Texas		___	Gerald A. Berkhold	Texas

Schedule 3
Pledged Collateral

Owner	Issuer	Class of Stock	No. of Shares	Certificate Nos.	Percent Owned	Percent Pledged

Atlas Concrete Inc.	Alberta Investments Inc. (a Texas corporation)	Series A Preferred Stock	15	3-CB	100%	100%

Wild Rose Holdings Ltd.	Alberta Investments Inc. (a Texas corporation)	Series B Common Stock	330	2-PA	100%	100%

Wild Rose Holdings Ltd.	Alliance Haulers, Inc. (a Texas corporation)	Common Stock	1,000	002	100%	100%

Alberta Investments Inc.	Atlas Investments, Inc. (a Nevada corporation)	Common Stock	10	02	100%	100%

Alberta Investments Inc.	Redi-Mix Management, Inc. (a Texas corporation)	Common Stock	1,000	01	100%	100%

Alberta Investments Inc.	Ingram Enterprises Management, Inc. (a Texas corporation)	Common Stock	1,000	01	100%	100%